Exhibit 99.1

PRESS RELEASE

Ralcorp Holdings Announces Further Delay in Second Quarter Results and Form 10-Q

For the Second Quarter Ended March 31, 2012

\ST. LOUIS, May 15, 2012 /PRNewswire/ – Ralcorp Holdings, Inc. (NYSE: RAH) today announced that it is postponing the release of its financial results and the filing of its quarterly report on Form 10-Q for the second quarter ended March 31, 2012, which had been rescheduled to be issued today. Ralcorp is also postponing its fiscal year 2012 second quarter earnings conference call that was scheduled to take place on Wednesday, May 16, 2012. The Company is delaying these events in order to conclude both the internal and external in-depth reviews associated with its previously announced financial restatements.

The Company expects to release earnings and file its quarterly report on Form 10-Q for the second quarter and its restatements described above, after the completion of the internal and external in-depth reviews. Specific details regarding the date and time of the Company’s second quarter earnings release and conference call will be announced separately.

Cautionary Statement on Forward-Looking Statements

Forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, are made throughout this release. These forward-looking statements are sometimes identified by the use of terms and phrases such as “believe,” “should,” “would,” “expect,” “project,” “estimate,” “anticipate,” “intend,” “plan,” “will,” “can,” “may,” or similar expressions elsewhere in this release. All forward-looking statements are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors and risks include, but are not limited to, the preliminary nature of the Company’s assessment of the adjustments in connection with the internal and external reviews, the timing of the Company’s restatement of its financial statements, the Company’s ability to file its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012 within contractual deadlines, including under its debt agreements, and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s cautionary statements contained in its filings with the Securities and Exchange Commission. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release.

About Ralcorp Holdings, Inc.

Ralcorp produces a variety of private-brand foods sold under the individual labels of various grocery, mass merchandise and drugstore retailers, and frozen bakery products sold to in-store bakeries, restaurants and other foodservice customers. Ralcorp’s diversified product mix includes: ready-to-eat and hot cereals; nutritional and cereal bars; snack mixes, corn-based chips and extruded corn snack products; crackers and cookies; snack nuts; chocolate candy; salad dressings; mayonnaise; peanut butter; jams and jellies; syrups; sauces; frozen griddle products including pancakes, waffles, and French toast; frozen biscuits and other frozen pre-based products such as breads and muffins; frozen and refrigerated doughs; and dry pasta. For more information about Ralcorp, visit the Company’s website at www.ralcorp.com.

CONTACT: Matt Pudlowski, Director, Business Development, +1-314-877-7091